Investor Relations Contact:
Michael Melnyk
732-728-5380
ir@commvault.com

Media Relations Contact:
Miranda Foster
732-728-5378
mfoster@commvault.com

Commvault Announces Fiscal 2020 First Quarter Financial Results

First Quarter Highlights Include:

First quarter
GAAP Results:
Revenues	$162.2 million
Loss from Operations	$(6.7) million
Operating Margin	(4.1)%
Diluted Loss Per Share	$(0.15)

Non-GAAP Results:
Income from Operations (EBIT)	$15.5 million
EBIT Margin	9.6%
Diluted Earnings Per Share	$0.27

Tinton Falls, N.J. – July 30, 2019 – Commvault [NASDAQ: CVLT] today announced its financial results for the first quarter ended June 30, 2019.

“During the quarter we made substantial progress in our efforts to simplify and improve execution,” said Sanjay Mirchandani, Commvault’s President and CEO.  “Our foundation is solid and we now have the senior leadership team in place.  I'm excited about the recent appointments of Riccardo, Sandra, and Ranga who will strengthen our revenue, customer success, and product agendas.  The recent launch of our partner advantage program is a stellar example of how our focus on simplicity and execution will benefit partners and customers. I am confident that the journey we are on, and the changes we are making, will lead the company back to growth."

Total revenues for the first quarter of fiscal 2020 were $162.2 million, a decrease of 8% year over year and 11% sequentially. Total repeatable revenue (see Table IV) was $114.1 million, a decrease of 2% year over year. Subscription and utility annual contract value (ACV) grew 66% year over year to approximately $106 million. See Table IV for an explanation of ACV.

Software and products revenue was $63.7 million, a decrease of 15% year over year, and 21% sequentially.

Services revenue in the quarter was $98.5 million, a decrease of 3% year over year and 2% sequentially.

On a GAAP basis, loss from operations was $6.7 million for the first quarter compared to $6.8 million in the prior year. The first quarter GAAP results in fiscal 2020 and 2019 included $7.4 million and $11.4 million, respectively, of expenses related to a non-routine shareholder matter and restructuring. These expenses have been excluded from our non-GAAP results and are further discussed in Table IV. Non-GAAP EBIT was $15.5 million in the quarter compared to $22.8 million in the prior year.

For the first quarter of fiscal 2020, Commvault reported GAAP net loss of $6.8 million, or $0.15 per diluted share. Non-GAAP net income for the quarter was $12.7 million, or $0.27 per diluted share.

Operating cash flow totaled $31.1 million for the first quarter of fiscal 2020 compared to $24.8 million in the prior year quarter. Total cash and short-term investments were $451.1 million as of June 30, 2019 compared to $458.3 million as of March 31, 2019.

During the first quarter of fiscal 2020, Commvault repurchased approximately 830,000 shares of its common stock for $40.0 million.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Use of Non-GAAP Financial Measures

Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income, non-GAAP diluted earnings per share and subscription and utility annual contract value (ACV). This selected financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided software and products, services and total revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. Finally, Commvault has provided free cash flow, which Commvault uses to measure the amount of cash flow the business is generating after capital expenditures.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. In fiscal 2019 and 2020, Commvault also excluded restructuring and costs related to a non-routine shareholder matter from its non-GAAP results. These expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

Commvault’s management generally compensates for the limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, Commvault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). Non-GAAP net income excludes noncash stock-based compensation, and the additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. In fiscal 2019 and 2020 Commvault also excluded restructuring and costs related to a non-routine shareholder matter from its non-GAAP results. These expenses are further discussed in Table IV. In addition, non-GAAP net income and non-GAAP diluted EPS incorporate a non-GAAP effective tax rate of 27%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
Commvault will host a conference call today, July 30, 2019, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 844-742-4247 (domestic) or 661-378-9470 (international). The live webcast can be accessed under the "Events" section of Commvault's website. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault is the recognized leader in data backup and recovery. Commvault’s converged data management solution redefines what backup means for the progressive enterprise through solutions that protect, manage and use their most critical asset — their data. Commvault software, solutions and services are available from the company and through a global ecosystem of trusted partners. Commvault employs more than 2,500 highly-skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault visit www.commvault.com

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item IA. Risk Factors" in our annual report in Form 10-K and "Item 1A. Risk Factors" in our most recent quarter report in Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2019 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the "C hexagon” logo, Commvault Systems, Solving Forward, SIM, Singular Information Management, Commvault HyperScale, ScaleProtect, Commvault OnePass, Commvault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, IntelliSnap, Recovery Director, CommServe, CommCell, ROMS, APSS, Commvault Edge, Commvault GO, Commvault Advantage, Commvault Complete, Commvault Activate, Commvault Orchestrate, and CommValue are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2019	2018
Revenues:
Software and products	$63,674	$75,050
Services	98,529	101,127
Total revenues	162,203	176,177
Cost of revenues:
Software and products	6,030	4,120
Services	22,690	23,486
Total cost of revenues	28,720	27,606
Gross margin	133,483	148,571
Operating expenses:
Sales and marketing	87,385	97,616
Research and development	23,580	24,097
General and administrative	22,507	23,239
Restructuring	4,079	7,895
Depreciation and amortization	2,606	2,533
Total operating expenses	140,157	155,380
Loss from operations	(6,674)	(6,809)
Interest income	1,923	891
Loss before income taxes	(4,751)	(5,918)
Income tax expense	2,095	2,649
Net loss	$(6,846)	$(8,567)
Net loss per common share:
Basic	$(0.15)	$(0.19)
Diluted	$(0.15)	$(0.19)
Weighted average common shares outstanding:
Basic	45,451	45,450
Diluted	45,451	45,450

Table II

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$320,821	$327,992
Short-term investments	130,325	130,338
Trade accounts receivable	137,628	176,836
Other current assets	23,762	19,836
Total current assets	612,536	655,002

Property and equipment, net	120,629	122,716
Operating lease assets	17,945	—
Deferred commissions cost	32,487	33,619
Other assets	9,725	11,116
Total assets	$793,322	$822,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$971	$2,186
Accrued liabilities	76,114	85,721
Current portion of operating lease liabilities	7,894	—
Deferred revenue	235,222	238,439
Total current liabilities	320,201	326,346

Deferred revenue, less current portion	96,633	99,257
Deferred tax liabilities, net	2,596	2,594
Long-term operating lease liabilities	11,618	—
Other liabilities	2,457	2,953

Total stockholders’ equity	359,817	391,303
Total liabilities and stockholders’ equity	$793,322	$822,453

Table III

Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(6,846)	$(8,567)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,918	3,059
Noncash stock-based compensation	14,750	18,004
Deferred income taxes	—	(105)
Amortization of deferred commissions cost	4,503	4,615
Impairment of operating lease assets	718	—
Changes in operating assets and liabilities:
Trade accounts receivable	43,165	8,672
Operating lease assets and liabilities, net	848	—
Other current assets and Other assets	(5,881)	2,919
Deferred commissions cost	(3,369)	(5,042)
Accounts payable	(1,217)	(376)
Accrued liabilities	(10,038)	(1,938)
Deferred revenue	(7,922)	3,298
Other liabilities	(489)	231
Net cash provided by operating activities	31,140	24,770
Cash flows from investing activities
Purchase of short-term investments	(32,800)	(11,252)
Proceeds from maturity of short-term investments	32,813	33,135
Purchase of property and equipment	(841)	(3,521)
Net cash provided by (used in) investing activities	(828)	18,362
Cash flows from financing activities
Repurchase of common stock	(40,026)	(25,015)
Proceeds from stock-based compensation plans	663	13,398
Net cash used in financing activities	(39,363)	(11,617)
Effects of exchange rate — changes in cash	1,880	(10,387)
Net increase (decrease) in cash and cash equivalents	(7,171)	21,128
Cash and cash equivalents at beginning of period	327,992	330,784
Cash and cash equivalents at end of period	$320,821	$351,912

Table IV

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures and Other Financial Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2019	2018
Non-GAAP financial measures and reconciliation:
GAAP loss from operations	$(6,674)	$(6,809)
Noncash stock-based compensation (1)	14,382	17,094
FICA and payroll tax expense related to stock-based compensation (2)	415	1,083
Restructuring (3)	4,079	7,895
Non-routine shareholder matters (4)	3,303	3,549
Non-GAAP income from operations	$15,505	$22,812

GAAP net loss	$(6,846)	$(8,567)
Noncash stock-based compensation (1)	14,382	17,094
FICA and payroll tax expense related to stock-based compensation (2)	415	1,083
Restructuring (3)	4,079	7,895
Non-routine shareholder matters (4)	3,303	3,549
Non-GAAP provision for income taxes adjustment (5)	(2,611)	(3,751)
Non-GAAP net income	$12,722	$17,303

Diluted weighted average shares outstanding (6)	46,273	47,685
Non-GAAP diluted net income per share	$0.27	$0.36

	Three Months Ended June 30,
	2019	2018
Subscription and Utility Software and Related Support Services	$32,289	$29,070
Recurring Support and Services	81,845	87,478
Total repeatable revenue	$114,134	$116,548
Percentage of Total Revenues	70%	66%

Perpetual software and product revenue	$40,117	$49,600
Other professional services	7,952	10,029
Total non-repeatable revenue	$48,069	$59,629
Percentage of Total Revenues	30%	34%

Total Revenue (7)	$162,203	$176,177

	June 30, 2018	March 31, 2019	June 30, 2019
Subscription and Utility Annual Contract Value (8)	$64,000	$105,000	$106,000

	Three Months Ended June 30, 2019
	Americas	EMEA	APAC	Total
Software and Products Revenue	$31,221	$21,375	$11,078	$63,674
Customer Support Revenue	57,730	21,667	10,085	89,482
Professional Services	4,866	2,682	1,499	9,047
Total Revenue	$93,817	$45,724	$22,662	$162,203

	Three Months Ended June 30, 2018
	Americas	EMEA	APAC	Total
Software and Products Revenue	$42,116	$22,025	$10,909	$75,050
Customer Support Revenue	60,426	20,359	9,621	90,406
Professional Services	5,785	3,226	1,710	10,721
Total Revenue	$108,327	$45,610	$22,240	$176,177

	Three Months Ended June 30, 2019
	Sequential	Year Over Year
Non-GAAP software and products revenue reconciliation
GAAP software and products revenue	$63,674	$63,674
Adjustment for currency impact	319	1,505
Non-GAAP software and products revenue on a constant currency basis (9)	$63,993	$65,179

	Three Months Ended June 30, 2019
	Sequential	Year Over Year
Non-GAAP services revenue reconciliation
GAAP services revenue	$98,529	$98,529
Adjustment for currency impact	519	2,311
Non-GAAP services revenue on a constant currency basis (9)	$99,048	$100,840

	Three Months Ended June 30, 2019
	Sequential	Year Over Year
Non-GAAP total revenue reconciliation
GAAP total revenues	$162,203	$162,203
Adjustment for currency impact	838	3,816
Non-GAAP total revenues on a constant currency basis (9)	$163,041	$166,019

	Three Months Ended June 30,
	2019	2018

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$31,140	$24,770
Purchase of property and equipment	(841)	(3,521)
Purchases for corporate campus headquarters (10)	—	1,855
Non-GAAP free cash flow	$30,299	$23,104

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended June 30,
	2019	2018
Cost of services revenue	$690	$756
Sales and marketing	7,646	9,524
Research and development	1,993	2,215
General and administrative	4,053	4,599
Stock-based compensation expense	$14,382	$17,094

In the three months ended June 30, 2019 and 2018, the table above excludes $368 and $910, respectively, of stock-based compensation expense related to the Company's restructuring activities described below in footnote three.

(2)	Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards.

(3)
In fiscal 2019, Commvault initiated a restructuring plan to increase efficiency in its sales, marketing and distribution functions as well as reduce costs across all functional areas. These restructuring charges relate primarily to severance and related costs associated with headcount reductions, as well as the closure of offices. Restructuring includes $368 and $910 of stock-based compensation for the three months ended June 30, 2019 and 2018, respectively, related to modifications of awards granted to former employees. Management believes, when used as a supplement to GAAP results, that the exclusion of these charges will better help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(4)
During fiscal 2019 and 2020 Commvault incurred costs related to a non-routine shareholder matter. The costs are for professional fees related to the settlement agreement with the shareholder and consulting fees incurred with the operational review which was agreed to as part of the settlement. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will better help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(5)	The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 27%.

(6)
For GAAP purposes the potentially dilutive impact of options and shares associated with our stock-based compensation programs were excluded from the calculation of GAAP loss per share in the periods ended June 30, 2019 and 2018 because they would have been anti-dilutive. For purposes of non-GAAP income per share the impact of dilutive options and shares has been included.

(7)	This table includes the following financial metric that is derived from Commvault’s GAAP recognized revenue:

Subscription and Utility Software and Related Support Services - The amounts included on this line include a) non-cancellable term-based, or subscription, licenses (inclusive of both recognized software and recognized maintenance and support revenues) that expire at the end of the contractual term; and b) “pay-as-you-go” utility arrangements based on product usage (inclusive of both recognized software and maintenance and support revenues) that are structured with no guaranteed minimums. The amount includes both Software and Products Revenue and Services Revenue.

Recurring Support and Services - The amounts included on this line consist primarily of maintenance and support revenues associated with the sale of perpetual software arrangements. This revenue is included in Services Revenue on Commvault’s Consolidated Statement of Operations.

Perpetual Software and Product Revenues - The amounts included on this line are primarily associated with the sale of perpetual software transactions. These revenues are included in Software and Products Revenue on Commvault’s Consolidated Statement of Operations.

Other Professional Services - The amounts included on this line are primarily revenues associated with Commvault’s installation and consultation services. These revenues are included in Services Revenue on Commvault’s Consolidated Statement of Operations.

Management believes that also reviewing these metrics, in addition to GAAP results, helps investors and financial analysts understand the repeatable nature of certain revenue amounts and trends as compared to prior periods.

Note that nearly all of Commvault’s software and product revenue is related to solutions that are run in the customer’s environment. Commvault currently does not have material revenue related to hosted, or software as a solution products. As a result, as required under ASC 606, substantially all of Commvault’s software and product revenue is recognized at a point in time, when it is delivered to the customer, and not ratably over the course of a contractual period. This is the case for both perpetual software licenses and subscription software licenses.

(8) This table includes the Subscription and Utility Annual Contract Value (ACV) metric that is comprised of:

a.
Subscription ACV - the annualized equivalent of the total contract value (both software and related support services) of all non-cancellable subscription agreements. Over the past nine quarters, the weighted average contract length of subscription agreements has been approximately three years. The total contract value includes all active contracts at the end of each fiscal quarter.

b.
Utility ACV - “pay-as-you-go” utility arrangements based on product usage (inclusive of both software and related support services) that are structured with no guaranteed minimums. The amounts included in Utility ACV have been annualized based on the actual reported quarterly amount in the most recent fiscal quarter.

Management believes that reviewing this ACV metric, in addition to our GAAP results, helps investors and financial analysts understand the value of arrangements that may potentially result in future revenues. Commvault believes this metric normalizes the variations in contractual length among our subscription and utility transactions and will help investors and analysts to track Commvault’s transition to more potentially repeatable revenue streams.

(9) Revenues on a constant currency basis are calculated using the average foreign exchange rates from a previous period and applying these rates to foreign-denominated revenues in the corresponding period of fiscal 2020. The difference between revenue calculated based on these foreign exchange rates and revenues calculated in accordance with GAAP is listed as Adjustment for currency impact in the table above.

(10) In the first quarter of fiscal 2019 Commvault made a purchase of land adjacent to its global corporate headquarters. Due to the non-routine nature of this transaction, the amount has been adjusted from the calculation of non-GAAP free cash flow.